Exhibit 23.6

KEEFE, BRUYETTE & WOODS, INC.
SPECIALISTS IN FINANCIAL SERVICES

211 BRADENTON AVE.     DUBLIN, OH 43017
     PHONE                                                                                  FAX
614-766-8400                                                                            614-766-8406

CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

We hereby consent to the use of the form of our opinion letter to the Board of Directors of Community Bank Shares of Indiana, Inc. (“Community”) included as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 for the proposed acquisition of The Bancshares, Inc. (“TBI”) by Community and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Keefe, Bruyette & Woods, Inc.

May 12, 2006